                                                                      EX-99.B16



               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS*
1. Average Annual Total Return (As of September 30, 1997)
       P (1 + T)n = ERV
   Where:   P = a hypothetical initial payment of $1,000
            T = average annual total return
            N = number of years

          ERV = ending redeemable value at the end of the period

EXAMPLE:

 One Year
 --------

      P = $1,000
      T = +34.17%
      N = 1
    ERV = $1,341.72

 Five Years
 ----------
      P = $1,000
      T = +18.20%
      N = 5
    ERV = $2,306.93

 Ten Years
 ---------
      P = $1,000
      T = +15.12%
      N = *
    ERV = $3,825.67*

------------

*Since inception, March 21, 1988.

2. YIELD

   YIELD = 2 [( a - b
                -----
                c x d  + 1)(6) - 1]

  Where: a = dividends and interest paid during the period

         b = expense dollars during the period (net of reimbursements) c = the average daily number of shares outstanding during the period d = the maximum offering price per share on the last day of the period



EXAMPLE:
--------

         a = $5,341,418.84
         b = $715,622.37
         c = 86,797,390.620
         d = $22.28
     Yield = 2.89%